As filed with U.S. Securities and Exchange Commission on September 3, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lianhe Sowell International Group Ltd
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15th Floor, Sannuo Smart Building,

No. 3388 Binhai Ave, Binhai Community,

Nanshan District, Shenzhen, China

Tel: +86-400-616-9629
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.
122 East 42nd Street, 18th Floor, New York, NY 10168
Telephone: (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Arila E. Zhou, Esq. Anna J. Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: (212) 451-2942	Ross D. Carmel, Esq. Shane Wu, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th floor New York, NY 10036 Tel: 212-930-9700

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-298425

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Lianhe Sowell International Group Ltd (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1, as amended (File No. 333-298425) (the “Prior Registration Statement”), which the Commission declared effective on August 31, 2026.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of the units to be offered in the public offering by $1,000,000.16, each unit consists of one Class A ordinary share and three warrants, each to purchase one Class A ordinary share. The additional units that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The required opinion and consents are listed in this Registration Statement and filed herewith. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

Exhibits Index

Exhibit Number	Description
5.1	Opinion of Ogier
5.2	Opinion of Robinson & Cole LLP regarding the enforceability of the Warrant
23.1	Consent of WWC P.C., an independent registered public accounting firm
23.2	Consent of EliteCPA P.C., an independent registered public accounting firm
23.3	Consent of Ogier (included in Exhibit 5.1)
23.4	Consent of Robinson & Cole LLP (included in Exhibit 5.2)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, PRC, on September 3, 2026.

Lianhe Sowell International Group Ltd

By:	/s/ Yue Zhu
	Name:	Yue Zhu
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yue Zhu	Chief Executive Officer and Chairman	September 3, 2026
Name: Yue Zhu	(Principal Executive Officer)

*	Chief Financial Officer	September 3, 2026
Name: Tracy Chui-Kam Ng	(Principal Financial and Accounting Officer)

*	Director	September 3, 2026
Name: Yong Ling

*	Director	September 3, 2026
Name: Chun Yu Leeds Chow

*	Director	September 3, 2026
Name: Hoi Hin Wong

*By:	/s/ Yue Zhu
Name:	Yue Zhu
Title:	Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, on September 3, 2026.

U.S. AUTHORIZED REPRESENTATIVE Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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